EXHIBIT 99.1

General Steel Holdings, Inc. Announces $25.0 Million Securities Offering

Beijing, China, December 24, 2009 -- General Steel Holdings, Inc. (“General Steel” or “the Company”) (NYSE: GSI), one of China’s leading non-state-owned producers of steel products and aggregators of domestic steel companies, has entered into definitive agreements to sell 5,555,556  shares of the Company’s common stock (“Common Stock”) and warrants to purchase up to 2,777,778 shares of  Common Stock to institutional investors for aggregate gross proceeds of $25.0 million. The offering is made pursuant to the Form S-3 shelf registration statement that was filed by General Steel with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on October 22, 2009. General Steel intends to use the net proceeds from the offering for general corporate purposes which may include working capital, capital expenditures, acquisitions of new businesses and investments.

The securities are being offered in “units” at a price of $4.50 per unit. Each unit consists of one share of Common Stock and a two and one half year warrant to purchase 0.50 of an additional share of Common Stock. The warrants have an exercise price of $5.00 per share and are exercisable commencing six months and one day after closing.

Certain anti-dilution adjustment provisions contained in the Company’s common stock purchase warrants originally issued on December 13, 2007 (“December 2007 Warrants”) may have been triggered by the Company’s sale of the units.  Rather than giving full effect to the anti-dilution provisions, the Company and the holders of the December 2007 Warrants entered into an agreement whereby the aggregate number of shares of common stock issuable upon exercise of the December 2007 Warrants is increased from 1,154,958 shares to 3,900,871 shares, and the exercise price of the December 2007 Warrants was reduced from $13.51 per share to $5.00 per share.

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) acted as the lead placement agent for the transaction and FT Global Capital, Inc., acted as co-lead placement agent for the transaction.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.  Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the prospectus supplement together with the accompanying prospectus can be obtained at the Securities and Exchange Commission’s website at http://www.sec.gov.

About General Steel Holdings, Inc.
General Steel Holdings, Inc., (NYSE: GSI), headquartered in Beijing, China, operates a diverse portfolio of Chinese steel companies. With 6.3 million metric tons of aggregate production capacity, its companies serve various industries and produce a variety of steel products including rebar, hot-rolled carbon and silicon sheet, high-speed wire and spiral-weld pipe. General Steel Holdings, Inc. has steel operations in Shaanxi and Guangdong provinces, Inner Mongolia Autonomous Region and Tianjin municipality. For more information, please visit www.gshi-steel.com.

Information Regarding Forward-Looking Statements
This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company’s filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether the Company is able to manage its planned growth efficiently and operate profitable operations, including whether its management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities; (c) whether the Company is able to generate sufficient revenues or obtain financing to sustain and grow its operations; (d) whether the Company is able to successfully fulfill our primary requirements for cash and (e) other risks, including those disclosed in the Company’s Form 10-K, filed with the SEC.  Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

For investor and media inquiries, please contact:

In China:
Jing Ou-Yang
General Steel Holdings, Inc.
Tel: +86-10-5879-7346
Email: jing.ouyang@gshi-steel.com

Justin Knapp
Ogilvy Financial, Beijing
Tel: +86-10-8520-6556
Email: gsi@ogilvy.com

In the United States:
Jessica Barist Cohen
Ogilvy Financial, New York
Tel: +1-646-460-9989
Email: gsi@ogilvy.com

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